EXHIBIT 99.1

PRESS RELEASE

	Company Contact:	Robert B. McKnight, Jr.
Chairman & CEO
Steven L. Brink
Chief Financial Officer
FOR IMMEDIATE RELEASE		(714) 889-2200

	Investor Relations:	James Palczynski/Chad Jacobs
Integrated Corporate Relations
(203) 222-9013

QUIKSILVER, INC. REPORTS 2004 FOURTH QUARTER
AND FULL YEAR 2004 OPERATING RESULTS

— Quarterly Consolidated Revenues Increase 30% —
— Quarterly Earnings Per Share Increase 37% to $0.41 —
— Fiscal Year Revenues Total $1.27 billion —
— Company Initiates FY05 EPS Guidance of $1.58 to $1.62 —

     HUNTINGTON BEACH, CALIFORNIA, DECEMBER 16, 2004 — Quiksilver, Inc. (NYSE:ZQK), today announced operating results for the fourth quarter and full year ended October 31, 2004.

     Consolidated revenues for the fourth quarter of fiscal 2004 increased 30% to $350.3 million as compared to fiscal 2003 fourth quarter consolidated revenues of $269.2 million. Consolidated net income for the fourth quarter of fiscal 2004 increased 43% to $24.9 million as compared to $17.4 million. Fourth quarter fully diluted earnings per share was $0.41 versus $0.30 for the fourth quarter of fiscal 2003.

     Consolidated revenues for the full year of fiscal 2004 increased 30% to $1.27 billion as compared to fiscal 2003 full year consolidated revenues of $975 million. Consolidated net income for the full year of fiscal 2004 increased 39% to $81.4 million as compared to $58.5 in fiscal 2003, and diluted earnings per share for the full year increased 32% to $1.36 versus $1.03 for the full year of fiscal 2003.

     Robert B. McKnight, Jr., Chairman of the Board and Chief Executive Officer of Quiksilver, commented, “Our strong fourth quarter performance allowed us to exceed expectations for the 12th consecutive quarter and represents a tremendous finish to an outstanding year for our company. Fiscal 2004 was highlighted by several significant accomplishments and milestones, most notably our acquisition of DC Shoes and surpassing $1 billion in total sales. As

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2004 Full Year Operating Results
December 16, 2004 – Page 2

we begin 2005, we remain committed to building on our positive momentum and capitalizing on the many opportunities that lie ahead.”

     Revenues in the Americas increased 25% during the fourth quarter of fiscal 2004 to $157.2 million as compared to fiscal 2003 fourth quarter revenues of $125.6 million. As measured in U.S. dollars and reported in the financial statements, European revenues increased 26% during the fourth quarter of fiscal 2004 to $134.4 million as compared to fiscal 2003 fourth quarter European revenues of $106.7 million. As measured in euros, European revenues increased 16% for those same periods. Asia/Pacific revenues increased 53% to $56.1 million in the fourth quarter of fiscal 2004 compared to $36.7 million in the fourth quarter of 2003. As measured in Australian dollars, Asia/Pacific revenues increased 43%.

     Revenues in the Americas for the full year of fiscal 2004 increased 25% to $616.8 as compared to fiscal 2003 revenues of $492.4 million. As measured in U.S. dollars and reported in the financial statements, European revenues increased 29% during the full year of fiscal 2004 to $496.3 million as compared to fiscal 2003 results of $386.2 million. As measured in euros, European revenues increased 16% for the full year. Asia/Pacific revenues increased 58% to $148.7 million as compared to fiscal 2003 results of $94.2 million. As measured in Australian dollars, Asia/Pacific revenues increased 38% for the full year.

     Consolidated inventories increased 23% to $179.6 million at October 31, 2004 from $146.4 million at October 31, 2003, which is an increase of 18% after adjusting for the effect of changes in foreign currency translation rates. Inventories in the Americas increased 21% to $104.6 million at October 31, 2004 from $86.4 million at October 31, 2003. European inventories increased 12% in euros and increased 23% in U.S. dollars, totaling $53.7 million at October 31, 2004 compared to $43.8 million at October 31, 2003. Asia/Pacific inventories increased 23% in Australian dollars and 31% in U.S. dollars, totaling $21.3 million at October 31, 2004 from $16.2 million at October 31, 2003.

     Consolidated trade accounts receivable increased 25% to $281.3 million at October 31, 2004 from $224.4 million at October 31, 2003. Accounts receivable grew more slowly than sales as average days sales outstanding decreased about one day.

     Bernard Mariette, President of Quiksilver, Inc., commented, “Fiscal 2004 has been one of the best years in the history of Quiksilver. Our financial results are, once again, outstanding and

2004 Full Year Operating Results
December 16, 2004 – Page 3

at record levels. DC Shoes has been integrated ahead of schedule, our athletes and contests continue to lead their categories, and our products continue to perform in all regions. Our people have achieved success locally and individually, but most importantly, as a team. I want to thank everybody around the world for their ongoing hard work and dedication.”

     Mr. McKnight concluded, “Over the past few years we have worked extremely hard to integrate our strategic acquisitions and add important components to our business in order to expand our global reach and further develop our leadership position in the marketplace. The results of our efforts have translated into improved financial performance, in particular, significant increases in sales and profits, market capitalization, and shareholder value. We move forward with a strong portfolio of leading brands, a solid infrastructure to support our growth plans both domestically and abroad, and a world class organization dedicated to executing at the highest level.”

About Quiksilver:

     Quiksilver designs, produces and distributes clothing, accessories and related products for young-minded people and develops brands that represent a casual lifestyle–driven from a boardriding heritage. Quiksilver’s authenticity is evident in its innovative products, events and retail environments across the globe.

     Quiksilver’s primary focus is apparel, footwear and related accessories for young men and young women under the Quiksilver, Roxy, DC Shoes, Raisins, and Radio Fiji labels. Quiksilver also manufactures apparel, footwear and related accessories for boys (Quiksilver Boys and Hawk Clothing), girls (Roxy Girl, Teenie Wahine and Raisins Girls), men (Quiksilveredition and Fidra) and women (Leilani swimwear), as well as snowboards, snowboard boots and bindings under the Lib Technologies, Gnu, DC Shoes, Roxy and Bent Metal labels. Quiksilver’s products are sold throughout the world, primarily in surf shops, skate shops and other specialty stores that provide an authentic retail experience for our customers.

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2004 Full Year Operating Results
December 16, 2004 – Page 4

Safe Harbor Language

This Press Release contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the section titled “Forward Looking Statements” in Quiksilver’s Annual Report on Form 10-K.

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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at http://www.quiksilver.com, http://www.roxy.com, http://www.dcshoecousa.com,
http://www.fidragolf.com, http://www.quiksilveredition.com and http://www.hawkclothing.com

2004 Full Year Operating Results
December 16, 2004 – Page 5

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended October 31,
In thousands, except per share amounts	2004	2003
Revenues, net	$350,288	$269,217
Cost of goods sold	183,248	143,185

Gross profit	167,040	126,032

Selling, general and administrative expense	127,975	96,704

Operating income	39,065	29,328
Interest expense	1,827	1,812
Foreign currency loss	802	627
Other (income) expense	(206)	78

Income before provision for income taxes	36,642	26,811

Provision for income taxes	11,767	9,411

Net income	$24,875	$17,400

Net income per share	$0.42	$0.31

Net income per share, assuming dilution	$0.41	$0.30

Weighted average common shares outstanding	58,582	55,456

Weighted average common shares outstanding, assuming dilution	61,070	57,831

2004 Full Year Operating Results
December 16, 2004 – Page 6

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Fiscal Year Ended October 31
In thousands, except per share amounts	2004	2003
Revenues, net	$1,266,939	$975,005
Cost of goods sold	688,780	541,753

Gross profit	578,159	433,252
Selling, general and administrative expense	446,221	332,187

Operating income	131,938	101,065

Interest expense	6,390	8,267
Foreign currency loss	2,861	2,243
Other expense	695	488

Income before provision for income taxes	121,992	90,067

Provision for income taxes	40,623	31,551

Net income	$81,369	$58,516

Net income per share	$1.42	$1.08

Net income per share, assuming dilution	$1.36	$1.03

Weighted average common shares outstanding	57,194	54,224

Weighted average common shares outstanding, assuming dilution	59,644	56,635

2004 Full Year Operating Results
December 16, 2004 – Page 7

CONSOLIDATED BALANCE SHEETS (Unaudited)

In thousands	October 31, 2004	October 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$55,197	$27,866
Trade accounts receivable, less allowance for doubtful accounts of $11,367 (2004) and $8,700 (2003)	281,263	224,418
Other receivables	16,165	7,617
Inventories	179,605	146,440
Prepaid expenses and other current assets	34,566	27,204

Total current assets	566,796	433,545

Property and equipment, net	122,787	99,299
Intangibles, net	121,116	65,577
Goodwill	169,785	98,833
Other assets	10,506	10,716

Total assets	$990,990	$707,970

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$10,801	$20,951
Accounts payable	105,054	64,537
Accrued liabilities	79,095	41,759
Current portion of long-term debt	10,304	8,877
Income taxes payable	18,442	10,796

Total current liabilities	223,696	146,920

Long-term debt	163,209	114,542
Deferred income taxes	15,841	—

Total liabilities	402,746	261,462
Stockholders’ equity:
Preferred stock	—	—
Common stock	602	570
Additional paid-in capital	200,719	155,310
Treasury stock	(6,778)	(6,778)
Retained earnings	358,923	277,554
Accumulated other comprehensive income	34,778	19,852

Total stockholders’ equity	588,244	446,508

Total liabilities & stockholders’ equity	$990,990	$707,970

2004 Full Year Operating Results
December 16, 2004 – Page 8

Information related to geographic segments is as follows:

	Fiscal Year Ended October 31,
In thousands	2004	2003
Revenues:
Americas	$616,818	$492,442
Europe	496,276	386,226
Asia/Pacific	148,733	94,187
Corporate Operations	5,112	2,150

	$1,266,939	$975,005

Gross Profit:
Americas	$251,357	$197,434
Europe	251,692	189,462
Asia/Pacific	73,152	44,206
Corporate Operations	1,958	2,150

	$578,159	$433,252

SG&A Expense:
Americas	$187,546	$151,700
Europe	178,175	127,521
Asia/Pacific	51,988	32,038
Corporate Operations	28,512	20,928

	$446,221	$332,187

Operating Income:
Americas	$63,811	$45,734
Europe	73,517	61,941
Asia/Pacific	21,164	12,168
Corporate Operations	(26,554)	(18,778)

	$131,938	$101,065